POWER OF ATTORNEY
Each of the undersigned as directors and/or officers of NATIONWIDE LIFE INSURANCE COMPANY and NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY, both Ohio corporations, which have filed or will file with the U.S. Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended; the Investment Company Act of 1940, as amended; and, if applicable, the Securities Exchange Act of 1934, various registration statements and amendments thereto for the registration of current, as well as any future, separate accounts established by said corporations for the purpose of registering under said Act(s) immediate or deferred variable annuity contracts, fixed interest rate options subject to a market value adjustment, group flexible fund retirement annuity contracts and variable life insurance policies in connection with the separate accounts and contracts listed below:
Variable Annuities and Variable Life Insurance Policies
Separate Account (1940 Act File No.)	1933 Act File Nos.
MFS Variable Account (811-02662)	002-73432
Nationwide Multi-Flex Variable Account (811-03338)	033-23905, 002-75174
Nationwide Variable Account (811-02716)	002-58043, 333-80481, 333-176908
Nationwide Variable Account-II (811-03330)
002-75059, 033-67636, 033-60063, 333-103093, 333-103094,
333-103095, 333-104513, 333-104511, 333-104512,
333-104510, 333-151990, 333-105992, 333-147273,
333-147198, 333-160635, 333-164886, 333-168818,
333-177934, 333-177581, 333-177582, 333-177316,
333-177319, 333-177439, 3333-177441, 333-177729,
333-177731, 333-173349, 333-177938, 333-182494,
333-235382, 333-235383, 333-258296

Nationwide Variable Account-3 (811-05405)	033-18422
Nationwide Variable Account-4 (811-05701)	333-62692, 333-135650, 333-140812, 333-201820, 333-240010, 333-240009
Nationwide Variable Account-5 (811-08142)	033-71440, 333-267078, 333-272927
Nationwide Variable Account-6 (811-08684)	033-82370, 333-21909
Nationwide Variable Account-7 (811-08666)	033-82190, 033-82174, 033-89560
Nationwide Variable Account-8 (811-07357)	033-62637, 033-62659
Nationwide Variable Account-9 (811-08241)	333-28995, 333-52579, 333-56073, 333-53023, 333-79327, 333-69014, 333-75360
Nationwide Variable Account-10 (811-09407)	333-81701
Nationwide Variable Account-11 (811-10591)	333-74904, 333-74908
Nationwide Variable Account-12 (811-21099)	333-88612, 333-108894, 333-178057, 333-178059
Nationwide Variable Account-13 (811-21139)	333-91890
Nationwide Variable Account-14 (811-21205)	333-104339
Nationwide Variable Account-15 (811-23386)	333-227783, 333-227780
Nationwide VA Separate Account-A (811-05606)	033-22940
Nationwide VA Separate Account-B (811-06399)	033-86408
Nationwide VA Separate Account-C (811-07908)	033-66496
Nationwide VA Separate Account-D (811-10139)	333-45976
Nationwide VLI Separate Account (811-04399)	033-35698
Nationwide VLI Separate Account-2 (811-05311)	033-16999, 033-62795, 033-35783, 033-63179
Nationwide VLI Separate Account-3 (811-06140)	033-44296
Nationwide VLI Separate Account-4 (811-08301)	333-31725, 333-43671, 333-94037, 333-52615, 333-69160, 333-83010, 333-137202, 333-169879, 333-229640
Nationwide VLI Separate Account-5 (811-10143)	333-46338, 333-46412, 333-66572, 333-121881
Nationwide VLI Separate Account-6 (811-21398)	333-106908
Nationwide VLI Separate Account-7 (811-21610)	333-117998, 333-121879, 333-146649, 333-149295, 333-156020, 333-258039, 333-258035
Nationwide VL Separate Account-C (811-08351)	333-43639
Nationwide VL Separate Account-D (811-08891)	333-59517

Variable Annuities and Variable Life Insurance Policies
Separate Account (1940 Act File No.)	1933 Act File Nos.
Nationwide VL Separate Account-G (811-21697)	333-121878, 333-140608, 333-146073, 333-146650, 333-149213, 333-155153, 333-215169, 333-215173, 333-223705, 333-253123, 333-272262
Nationwide Provident VA Separate Account 1 (811-07708)	333-164127, 333-164126
Nationwide Provident VLI Separate Account 1 (811-04460)	333-164180, 333-164117, 333-164178, 333-164179, 333-164119, 333-164120, 333-164115, 333-164118, 333-164116
Nationwide Provident VA Separate Account A (811-06484)	333-164131, 333-164130, 333-164132, 333-164129, 333-164128
Nationwide Provident VLI Separate Account A (811-08722)	333-164188, 333-164123, 333-164185, 333-164122, 333-164121

General Account Products
Insurance Company	1933 Act File Nos.
Nationwide Life Insurance Company	333-254817, 333-267809, 333-271187, 333-271186, 333-271188, Nationwide Defined Protection Annuity 2.0 (1933 Act # TBD)
hereby constitute and appoint John L. Carter, Steven A. Ginnan, Eric S. Henderson, Holly Snyder, Michael Stobart, Paige L. Ryan, Shawn M. Parry, Jamie Ruff Casto, Stephen M. Jackson, and Benjamin W. Mischnick, and each of them with power to act without the others, as his/her attorney, with full power of substitution for and in his/her name, place and stead, in any and all capacities, to approve, and sign such Registration Statements, and any and all amendments thereto, with power to affix the corporate seal of said corporation thereto and to attest said seal and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, hereby granting unto said attorneys, and each of them, full power and authority to do and perform all and every act and thing requisite to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming that which said attorneys, or any of them, may lawfully do or cause to be done by virtue hereof. This instrument may be executed in one or more counterparts.
IN WITNESS WHEREOF, the undersigned have herewith set their names as of this 16th day of August, 2023.
/s/ John L. Carter	/s/ Eric S. Henderson
JOHN L. CARTER, Director and Officer	ERIC S. HENDERSON, Director and Officer
/s/ Timothy G. Frommeyer	/s/ Holly R. Snyder
TIMOTHY G. FROMMEYER, Director and Officer	HOLLY R. SNYDER, Director and Officer
/s/ Steven A. Ginnan	/s/ Kirt A. Walker
STEVEN A. GINNAN, Director and Officer	KIRT A. WALKER, Director
/s/ James D. Benson
JAMES D. BENSON, Officer